KEYSPAN ANNOUNCES RECORD SECOND QUARTER EARNINGS;
             ANTICIPATES 30-35% INCREASE IN 2000 EARNINGS OVER 1999

         BROOKLYN, N.Y. JULY 26, 2000 -- KeySpan Corporation (NYSE:KSE) reported today that its second-quarter earnings for the three-month period ended June 30, 2000 were $47.1 million, or $.35 per share, up from $14.3 million, or $.10 per share for the same period a year ago. For the six-months to date, earnings were $210.6 million or $1.57 per share, compared to $148.8 million, or $1.05 per share for the same period last year.
         The significant increase in quarterly earnings was attributable to the solid performances of all operating units. The primary contributors to the favorable results were the electric and energy services segments, highlighted by the Ravenswood electric generating plant, as well as the exploration and production business. In addition, gas- distribution operations reflected strong growth in converting customers from oil to gas during this period.
         "We are pleased with the continuing strong results from our core businesses. These results reflect an excellent balance of gas and electric operations and reinforces our investment in generating assets in the Northeast," said Robert B. Catell, chairman and chief executive officer, KeySpan. "The solid and sustained performance by our major business segments confirms our customer-focused strategy and provides an excellent platform for continued growth. At this time, we are optimistic that earnings for 2000 could be 30-35% higher than the earnings in 1999 based on these strong first-half results. This estimate does not reflect any impact of the acquisition of Eastern Enterprises," Mr. Catell said.

The major highlights of the second-quarter and year-to-date results were:

          The gas-distribution businesses serving New York City and Long Island had earnings in the second quarter of $2.3 million, or $.02 per share, compared to $1.2 million, or $.01 per share in last year's second quarter. For the six-month period, earnings were $129.1 million or $.96 per share, up from $121.9 million or $.86 per share last year. The increase in earnings reflects significant gas sales growth and favorable pricing in commercial and industrial markets. Conversions to natural gas are up more than 60% compared to last year.

          The electric-services segment consists of the 2,168-megawatt Ravenswood generating plant, 4,000 megawatts of generation on Long Island, and our transmission and distribution contract with the Long Island Power Authority. Electric services contributed $28.8 million or $.22 to consolidated earnings per share for the quarter versus $15.0 million or $.11 per share last year. For the six-month period, electric earnings were $71.5 million or $.53 per share, well ahead of 1999's income of $31.6 million or $.22 per share. This increase is due to the acquisition of the Ravenswood plant in June 1999 and opportunities created in the deregulated electric market.

          Gas exploration and production results reflect both significantly improved performance and the increase in KeySpan's ownership interest of Houston Exploration Company (NYSE:THX) to 70% from 64% last year. During the quarter, the exploration and production segment added $10.5 million, or $.08 per share, compared to $3.3 million, or $.02 per share in the second quarter of last year. Houston Exploration benefited significantly from a 47% increase in commodity prices and an 11% increase in production volumes. Year-to-date, earnings were $16.0 million or $.12 per share versus $3.8 million or $.03 per share in 1999.

Our energy-related services segment reported a profit of $17.2 million or $.13 per share versus a loss of $0.9 million or $.01 last year, primarily due to the fuel-management services provided to Ravenswood. For the six month period, earnings were $15.6 million or $.12 per share as opposed to a net loss of $2.5 million or $.02 per share last year. During the quarter, the shareholders of Eastern Enterprises and Energy North approved their acquisitions, and regulatory approval was received in New Hampshire. Securities and Exchange Commission approval is pending, but is expected in the fourth quarter of this year, followed by the closing of the transaction.

         KeySpan is a holding company including two utilities that distribute natural gas under the KeySpan Energy Delivery name to 1.6 million customers in New York City and on Long Island. KeySpan and Eastern Enterprises [NYSE: EFU] announced in November 1999 that the companies signed a definitive merger agreement under which KeySpan will acquire all of the common stock of Eastern Enterprises, and, as a result, all of the common stock of EnergyNorth [NYSE:EI] The merger would make KeySpan the largest natural-gas distribution company in the Northeast with 2.4 million customers. Other KeySpan companies market a portfolio of unregulated energy-related services in the Northeast, operate electric-generation plants on Long Island and in New York City, and provide operating and customer services to one million electric customers of the Long Island Power Authority. KeySpan also has investments in gas exploration and development, primarily through The Houston Exploration Company [NYSE: THX]; domestic pipelines and storage; and international activities, including gas processing in Canada, and gas pipelines and local distribution in Northern Ireland. For more information, visit KeySpan's web site at: www.keyspanenergy.com.
----------------------

         Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and involve a number of risks and uncertainties. Actual results may differ materially from those discussed in such statements. Among the factors that could cause actual results to differ materially are: available sources and cost of fuel; State and Federal regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; the ability of the Company to successfully reduce its cost structure; the ability of the Company to successfully integrate acquired operations; the degree to which the Company develops non-regulated business ventures; the effect of inflationary trends and increases in interest rates; and risks detailed from time to time in reports and other documents filed by the Company with the Securities and Exchange Commission.

KeySpan Energy
Consolidated Summary of Earnings
(In Thousands  of Dollars, Except Per Share Amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months       Three Months         Six Months          Six Months
                                                         Ended             Ended                 Ended              Ended
                                                        June 30, 2000      June 30, 1999        June 30, 2000       June 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------
Revenues
  Gas Distribution                                   $   361,540 $          281,384 $          1,166,243 $           999,682
  Gas Exploration and Production                         388,695            190,435              723,099             365,293
  Electric Services                                       57,842             35,021              107,218              61,541
  Energy Related Services and Other                      139,511             36,686              267,641              78,118
-----------------------------------------------------------------------------------------------------------------------------
Total Revenues                                           947,588            543,526            2,264,201           1,504,634
-----------------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Purchased gas                                          197,378            106,145              609,125             430,414
  Purchased fuel                                          72,772              -                  140,649               -
  Operations and maintenance                             378,986            239,642              734,465             472,177
  Depreciation, depletion and amortization                73,810             59,383              143,391             117,568
  Operating taxes                                         91,118             77,145              206,541             181,038
-----------------------------------------------------------------------------------------------------------------------------
Total Operating Expenses                                 814,064            482,315            1,834,171           1,201,197
-----------------------------------------------------------------------------------------------------------------------------
Operating Income                                         133,524             61,211              430,030             303,437

Other Income                                               8,023              9,424               10,902              26,384
-----------------------------------------------------------------------------------------------------------------------------
Income Before Interest Charges and Income Taxes          141,547             70,635              440,932             329,821

Interest Charges                                          42,256             34,893               77,325              70,779
Income Taxes                                              45,925             12,753              137,997              92,832
-----------------------------------------------------------------------------------------------------------------------------
Net Income                                                53,366             22,989              225,610             166,210
Preferred stock dividend requirements                      6,286              8,690               14,977              17,379
-----------------------------------------------------------------------------------------------------------------------------
Earnings  for Common Stock                           $    47,080 $           14,299 $            210,633 $           148,831
Foreign Currency Adjustment                               (9,082)             2,425               (9,430)              5,735
-----------------------------------------------------------------------------------------------------------------------------
Comprehensive Income                                 $    37,998 $           16,724 $            201,203 $           154,566
-----------------------------------------------------------------------------------------------------------------------------
Average Common Shares Outstanding (000)                  133,889            140,749              133,881             141,865
-----------------------------------------------------------------------------------------------------------------------------
Basic and Diluted Earnings  Per Common Share         $      0.35 $             0.10 $               1.57 $              1.05
-----------------------------------------------------------------------------------------------------------------------------



***** PRELIMINARY *****PRELIMINARY ***** PRELIMINARY ***** PRELIMINARY ***** PRELIMINARY *****
 SIX MONTHS ENDED JUNE 30, 2000                                                                           (IN THOUSANDS OF DOLLARS)

------------------------------------------------------------------------------------------------------------------------------------
                                   Gas        Electric        Gas           Energy     Energy
                                                         Exploration       Related    Related
                               Distribution   Services  and Production    Services    Investments   Other    Eliminations     Total
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliate Revenue              1,166,243    723,099        107,218      264,640       3,001        -                    2,264,201
Intersegment Revenue              -            -            -              32,774       -            -        (32,774)          -
Total Revenue                    1,166,243    723,099        107,218      297,414       3,001        -        (32,774)    2,264,201

Cost of Gas                        530,629    140,649       -              78,496       -            -                      749,774

Operations and
  Maintenance                      213,989    326,554         21,648      182,028       4,854       18,166    (32,774)      734,465

Depreciation,Depletion &
Amortization                        57,368     24,561         43,249        4,585       1,008       12,620                  143,391

Operating Taxes                    124,490     77,185            792      -               192        3,882                  206,541

Intercompany
   Billings                          5,537     22,323       -             -             -          (27,860)                    -
-----------------------------------------------------------------------------------------------------------------------------------

Total Expense before FIT           932,013    591,272         65,689      265,109         6,054     6,808    (32,774)    1,834,171
-----------------------------------------------------------------------------------------------------------------------------------

Operating Income before FIT        234,230    131,827         41,529       32,305        (3,053)   (6,808)      -          430,030

===================================================================================================================================

Earnings for Common Stock          129,058     71,520         15,963       15,585         5,190   (26,683)      -          210,633
===================================================================================================================================

Basic and Diluted Earnings
Per Share                             0.96       0.53           0.12         0.12          0.04     (0.20)                    1.57
===================================================================================================================================

SIX MONTHS ENDED JUNE 30, 1999                                                                            (IN THOUSANDS OF DOLLARS)
-----------------------------------------------------------------------------------------------------------------------------------

                                          Gas        Electric       Gas         Energy       Energy
                                                                Exploration     Related      Related
                                     Distribution    Services  and Production   Services    Investments     Other             Total
-----------------------------------------------------------------------------------------------------------------------------------
Revenue                                    999,682    365,293       61,541       77,069         1,049     -           1,504,634


Cost of Gas                                408,073     -            -            22,341       -           -             430,414

Operations and
  Maintenance                              193,599    203,287       12,285       57,847         3,036     2,123         472,177

Depreciation,Depletion & Amortization       48,605     20,265       35,029        1,370           720    11,579         117,568

Operating Taxes                            118,289     57,438          146            3             8     5,154         181,038

Intercompany
   Billings                                  3,916     21,043       -             -             -         (24,959)       -
----------------------------------------------------------------------------------------------------------------------------------

Total Expense                              772,482    302,033       47,460       81,561         3,764    (6,103)      1,201,197
----------------------------------------------------------------------------------------------------------------------------------

Operating Income                           227,200     63,260       14,081       (4,492)       (2,715)    6,103         303,437

==================================================================================================================================

Earnings for Common Stock                  121,910     31,622        3,804       (2,500)        3,116    (9,121)        148,831
==================================================================================================================================

Basic and Diluted Earnings Per Share          0.86       0.22         0.03        (0.02)         0.02     (0.06)           1.05
====================================================================================================================================

***** PRELIMINARY *****PRELIMINARY ***** PRELIMINARY ***** PRELIMINARY ***** PRELIMINARY *****

THREE MONTHS ENDED JUNE 30, 2000                                                                          (IN THOUSANDS OF DOLLARS)

------------------------------------------------------------------------------------------------------------------------------------
                                    Gas        Electric       Gas          Energy        Energy
                                                          Exploration     Related       Related
                                Distribution   Services  and Production   Services    Investments    Other    Eliminations     Total
------------------------------------------------------------------------------------------------------------------------------------
Unaffiliated  Revenue              361,540    388,695         57,842      138,021         1,490     -                       947,588
Intersegment Revenue              -            -            -              32,158       -           -         (32,158)      -
Total Revenue                      361,540    388,695         57,842      170,179         1,490     -         (32,158)      947,588

Cost of Gas                        155,997     72,772       -              41,381       -           -                       270,150

Operations and
  Maintenance                      101,768    192,276         10,169       92,687         3,197    11,047     (32,158)      378,986

Depreciation,Depletion &
Amortization                        30,072     12,296         22,246        2,399           624     6,173                    73,810

Operating Taxes                     48,994     37,695            254      -                 187     3,988                    91,118

Intercompany
   Billings                          2,940     11,441       -             -             -         (14,381)                  -
------------------------------------------------------------------------------------------------------------------------------------

Total Expense                      339,771    326,480         32,669      136,467         4,008     6,827     (32,158)      814,064
------------------------------------------------------------------------------------------------------------------------------------

Operating Income                    21,769     62,215         25,173       33,712        (2,518)   (6,827)   -              133,524

====================================================================================================================================

Earnings for Common Stock            2,279     28,841         10,465       17,155         1,543   (13,203)   -               47,080
====================================================================================================================================

Basic and Diluted Earnings Per
Share                                 0.02       0.22           0.08         0.13          0.01     (0.11)                     0.35
====================================================================================================================================

THREE MONTHS ENDED JUNE 30, 1999                                                                           (IN THOUSANDS OF DOLLARS)
------------------------------------------------------------------------------------------------------------------------------------
                                            Gas        Electric         Gas         Energy        Energy
                                                                     Exploration    Related      Related
                                        Distribution   Services     and Production  Services     Investments    Other          Total
------------------------------------------------------------------------------------------------------------------------------------
Revenue                                       281,384    190,435         35,021       36,235           451     -             543,526


Cost of Gas                                    96,819     -            -               9,326       -           -             106,145

Operations and
  Maintenance                                  92,050    111,120          6,326       27,817         1,764       565         239,642

Depreciation,Depletion & Amortization          24,351     10,337         17,972          653           336     5,734          59,383

Operating Taxes                                45,836     28,447            113      -                   1     2,748          77,145

Intercompany
   Billings                                       867     10,398       -             -             -         (11,265)            -
------------------------------------------------------------------------------------------------------------------------------------

Total Expense                                 259,923    160,302         24,411       37,796         2,101    (2,218)        482,315
------------------------------------------------------------------------------------------------------------------------------------

Operating Income                               21,461     30,133         10,610       (1,561)       (1,650)    2,218          61,211

====================================================================================================================================

Earnings for Common Stock                       1,220     15,037          3,326         (851)        2,605    (7,038)         14,299
====================================================================================================================================

Basic and Diluted Earnings Per Share             0.01       0.11           0.02        (0.01)         0.02     (0.05)           0.10
====================================================================================================================================